Exhibit 99.1

LOCAL BOUNTI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and per Share Amounts)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$10,376	$45
Restricted cash	4,416	—
Accounts receivable, net of allowance	92	11
Accounts receivable - related party	16	322
Inventory, net of allowance	630	243
Prepaid expenses and other current assets	984	7
Prepaid professional fees	4,439	—

Total current assets	20,953	628
Property and equipment, net	22,224	8,423
Other assets	423	51

Total assets	$43,600	$9,102

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,850	$176
Accrued liabilities	6,277	1,294
Accrued liabilities - related party	—	833
Share settlement note	—	50

Total current liabilities	8,127	2,353
Long-term debt	15,638	104
Convertible Notes	31,117	—
Warrant liability	1,425	—
Financing obligation	12,744	9,216

Total liabilities	69,051	11,673
Stockholders’ equity (deficit)
Voting common stock, 0.0001 par value, 20,000,000 shares authorized, 9,886,283 issued and oustanding as of September 30, 2021 and December 31, 2020	1	1
Nonvoting common stock, 0.0001 par value, 2,037,680 shares aurthorized, 2,037,680 and 1,799,891 issued and oustanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	14,519	9,577
Accumulated deficit	(39,971)	(12,149)

Total stockholders’ deficit	(25,451)	(2,571)

Total liabilities and stockholders’ equity (deficit)	$43,600	$9,102

See accompanying notes to unaudited condensed consolidated financial statements

LOCAL BOUNTI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and per Share Amounts)

	For the nine months ended September 30,
	2021	2020
Sales	$324	$39
Cost of goods sold	249	8

Gross profit	75	31
Operating expenses:
Research and development	2,245	358
Selling, general and administrative	15,493	4,223
Depreciation	392	182

Total operating expenses	18,130	4,763

Loss from operations	(18,055)	(4,732)
Other income (expense):
Management fee income	62	21
Convertible notes fair value adjustment	(5,067)	—
Warrant fair value adjustment	(10)	—
Debt extinguishment expense	(1,485)	—
Interest expense, net	(3,267)	(317)

Loss before income taxes	(27,822)	(5,028)
Income tax expense	—	—

Net loss	$(27,822)	$(5,028)

Net loss attributable to stockholders (Note 13):
Basic and diluted	$(2.81)	$(0.50)

See accompanying notes to unaudited condensed consolidated financial statements

LOCAL BOUNTI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In Thousands, Except Share Amounts)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	9,886,283	$1	1,799,811	$—	$9,577	$(12,149)	$(2,571)
Issuance of common stock	—	—	237,869	—	—	—	—
Net loss	—	—	—	—	—	(27,822)	(27,822)
Stock-based compensation	—	—	—	—	4,942	—	4,942

Balance as of September 30, 2021	9,886,283	$1	2,037,680	$—	$14,519	$(39,971)	$(25,451)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	10,291,688	$1	—	$—	$6,293	$(3,740)	$2,554
Share redemption	(405,405)	—	—	—	(11)	—	(11)
Net loss	—	—	—	—	—	(5,028)	(5,028)
Stock-based compensation	—	—	—	—	2,471	—	2,471

Balance as of September 30, 2020	9,886,283	$1	—	$—	$8,753	$(8,768)	$(14)

See accompanying notes to unaudited condensed consolidated financial statements

LOCAL BOUNTI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(27,822)	$(5,028)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	392	182
Stock-based compensation expense	4,942	2,470
Bad debt allowance	4	—
Inventory allowance	(17)	—
Change in fair value - Convertible Notes	5,067	—
Change in fair value - warrant	10	—
Loss on extinguishment	939	—
Amortization of debt issuance costs	782	—
Changes in assets and liabilities:
Accounts receivable	(85)	(207)
Accounts receivable - related party	306	(520)
Inventory	(370)	(185)
Prepaid expenses and other current assets	(977)	(13)
Prepaid professional fees	(4,439)	—
Other assets	115	(57)
Accounts payable	1,673	381
Accrued liabilities	5,033	(328)
Accrued liabilities - related party	(833)	(342)

Net cash used in operating activities	(15,280)	(3,647)

Cash flows from investing activities
Purchases of property and equipment	(14,193)	(3,723)

Net cash used in investing activities	(14,193)	(3,723)

Cash flows from financing activities
Proceeds from issuance of debt	26,793	536
Payment of debt issuance costs	(1,448)	—
Proceeds from issuance of convertible notes	26,000	—
Repayment of debt	(10,654)	(2,865)
Payments of share settlement	—	(11)
Proceeds from financing obligations	3,529	7,655

Net cash provided by financing activities	44,220	5,315

Net increase (decrease) in cash and cash equivalents and restricted cash	14,747	(2,055)
Cash and cash equivalents and restricted cash at beginning of period	45	2,137

Cash and cash equivalents and restricted cash at end of period	$14,792	$82

Non-cash investing and financing activities:
Non-cash proceeds from issuance of Convertible Notes for services provided	$50	$—
Non-cash proceeds from issuance of Share Settlement Note	—	80
Purchases of property and equipment included in accounts payable and accrued liabilities	3,062	—

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

1. Business and Basis of Presentation

Description of the Business

Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. The Company’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. The Company grows its products in its patented controlled environmental agriculture (“CEA”) facility. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.

Business Combination

On June 17, 2021, the Company entered into a business combination agreement with Leo Holdings III Corporation (“Leo”), a publicly traded special purpose acquisition company (“SPAC”). As a result of this merger, which is structured as a reverse acquisition, Local Bounti will operate as a public company. At the close of the transaction on November 19, 2021, approximately $100,000 thousand was transferred to Local Bounti to fund operations.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to the rules and regulations of the Security and Exchange Commission (“SEC”) for interim reporting and are presented in U.S. Dollars. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted. As such, the information should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020 included in the final prospectus and definitive proxy statement, dated October 20, 2021 and filed with the Securities and Exchange Commission on October 20, 2021 incorporated herein by reference.

Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements herein.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of instruments issued for share-based compensation, inventory valuation reserve, warrant liabilities, and income taxes, among others. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Fair Value Measurements

The Company measures fair value based on the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs used in valuation techniques are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

Level 1—This level consists of quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2—This level consists of observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—This level consists of unobservable inputs that are used when little or no market data is available.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

COVID-19 and Paycheck Protection Program Loan

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of the employer’s portion of Social Security taxes. In April 2020, the Company received $104 thousand from stimulus loans under the Paycheck Protection Program (“PPP”) of the CARES Act. The PPP is administered by the U.S. Small Business Administration (the “SBA”). Refer to Note 7 — Debt for additional discussion about the PPP loan. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven were subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan was not forgiven, the Company was required to pay interest at 1% and, commencing in October 2020, interest payments were required through the maturity date in April 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may have been accelerated upon the occurrence of an event of default, including if the SBA subsequently reached an audit determination that the Company did not meet the eligibility criteria. In June 2021, the Company repaid the amounts under the PPP loan.

Research and Development

Research and development expenses consist primarily of compensation to employees engaged in research and development activities, including salaries, and related benefits, in addition to related overhead (including depreciation, utilities and other related allocated expenses) as well as supplies and services related to the development of the Company’s growing process. Local Bounti’s research and development efforts are focused on development of the Company’s process utilizing its CEA facility.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. The effective dates shown below reflect the election to use the extended transition period.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which simplifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The standard is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently in the process of evaluating the impact that the adoption of the ASU will have on the Company’s results of operations and financial position and the related disclosures.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40); Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options,” which clarifies the accounting for modifications or exchanges of freestanding equity-classified written call options (e.g. warrants) that remain equity classified after modification or exchange. The standard is effective for the Company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently in the process of evaluating the impact that the adoption of the ASU will have on the Company’s accounting of its debt and warrants.

3. Restricted Cash

On September 3, 2021, the Company entered into a Subordinated Credit Agreement with Cargill Financial Services International, Inc. (“Cargill Financial”). See Note 7—Debt for further detail. Under the agreement, the Company is able to borrow up to $50,000 thousand (the “Cargill Loan”) from Cargill Financial. As part of the Cargill Loan, the Company is required to establish an “Interest Reserve Account,” which is a deposit account, that contains minimum funds in an amount equal to or greater than the Minimum Interest Amount (as set forth in the Cargill Loan). The Company has drawn a total of $16,293 thousand on the Cargill Loan as of September 30, 2021. Out of the total outstanding balance, $4,416 thousand was to fund the Interest Reserve Account, and is classified as “Restricted cash” in the Condensed Consolidated Balance Sheet.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

4. Inventory

Inventory is carried at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) method. Cost is determined using the weighted average cost method. Inventory write-downs are recorded for shrinkage, damaged, stale and slow-moving items. Inventories consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Raw materials	$161	$21
Work-in-process	53	83
Finished goods	1	5
Packaging	266	182
Consignment	166	21

Inventory allowance	(17)	(69)

Total inventory, net	$630	$243

The assessment of recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. Demand for produce may fluctuate significantly over time, and actual demand and market conditions may be more or less favorable than the Company’s projections. If actual demand is lower than originally projected, additional inventory write- downs may be required.

5. Property and Equipment

Property and equipment consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Greenhouse facility	$9,281	$5,203
Equipment	2,059	1,621
Land	3,558	345
Leasehold improvements	3,947	—
Construction-in-progress	4,058	1,541

Less: Accumulated depreciation	(679)	(287)

Property and equipment, net	$22,224	$8,423

Depreciation expense related to property and equipment was $392 thousand for the nine months ended September 30, 2021, as compared to $182 thousand for the nine months ended September 30, 2020.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

6. Accrued Liabilities

Accrued liabilities consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Accrued payroll	$2,532	$1,125
Accrued interest	1,207	—
Accrued agriculture expenses	533	125
Accrued construction expenses	1,902	—
Other accrued expenses	103	44

Total accrued liabilities	$6,277	$1,294

7. Debt

Debt consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
PPP loan	$—	$104
Share settlement note	—	50
Cargill Loan	16,293	—
Unamortized deferred financing costs, Cargill Loan	(655)	—
Convertible notes with fair value adjustment ($26,050 thousand in face value)	31,117	—

Total debt	46,755	154
Share settlement note - short term	—	(50)
Convertible notes with fair value adjustment ($26,050 thousand in face value)	(31,117)	—

Long-term debt, less current portion and convertible notes	$15,638	$104

PPP Loan

In April 2020, the Company received loan proceeds in the amount of $104 thousand under the PPP. The loans and accrued interest are forgivable after eight weeks as long as the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. In June 2021, the Company repaid all outstanding amounts on the PPP loan.

Share Settlement Note

In April 2020, the Company entered into a promissory note with a former shareholder for a principal amount of $80 thousand in connection with the share settlement as discussed in Note 9—Stockholders’ Equity (Deficit) below. The note accrues interest at a rate of 0.91% and is paid in monthly payments of $5 thousand until the maturity date of October 1, 2021. In March 2021, all outstanding amounts were repaid to the former shareholder.

Short-Term Loan

In January 2021, the Company entered into a short-term loan agreement with First Interstate Bank to finance the general working capital for the Company. The loan had a principal balance of $500 thousand, bears interest at 5.25% per annum and matures in April 2021. In April 2021, this loan was repaid in full.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Convertible Notes

During 2021, the Company entered into a series of identical convertible long-term notes with various parties with a maturity date of February 8, 2023 (referred to herein as the “Convertible Notes”). As of September 30, 2021, the combined total principal balance is $26,050 thousand and bears interest at 8% per annum. The Convertible Notes were accounted for at fair value with changes in fair value being recognized under Convertible Notes fair value adjustment within the income statement. The Convertible Notes have a conversion feature that triggers upon the earliest of a qualified equity financing or a qualified SPAC transaction, as defined by the agreement. Under a qualified SPAC transaction, the outstanding principal of the Convertible Notes automatically converts into a number of shares of common stock, at a conversion price equal to value of each share of common stock in the qualified SPAC transaction multiplied by 85%. The Company recognized $1,069 thousand in interest expense in connection with the Convertible Notes for the nine months ended September 30, 2021.

Agreements with Cargill Financial

In March 2021, the Company entered into a loan with Cargill Financial to finance the general working capital for the Company. This loan has a principal balance of up to $10,000 thousand and bears interest at 8% per annum with a maturity date of March 22, 2022. The lender has 25% equity warrant coverage on the loan amount. The warrant to purchase shares entitles the lender to a number of shares totaling 25% of the principal amount of the loan multiplied by 85% of the lowest cash price per share upon the earliest of a qualified equity financing, SPAC transaction, or an acquisition, as defined by the agreement. In September 2021, this loan was repaid in full and the associated warrants are still outstanding.

On September 3, 2021, the Company entered into the Cargill Loan. Under the Cargill Loan, the Company is able to borrow up to $50,000 thousand. The interest rate on the Cargill Loan is 10.5% per annum, with accrued interest on the agreement paid quarterly in arrears on the last business day of each calendar quarter, commencing the last business day of the calendar quarter ending December 31, 2021, and on the maturity date September 3, 2028. A total of $16,293 thousand was outstanding on the Cargill Loan as of September 30, 2021.

On September 3, 2021, the Company also entered into a Credit Agreement with Cargill Financial whereby Cargill Financial agreed to make advances to the Company of up to $150,000 thousand. The interest rate on this loan will be equal to the LIBOR rate plus the Applicable Margin. The maturity date of this loan will be on September 3, 2028. This loan cannot be drawn until the Company closes the SPAC transaction.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

8. Fair Value Measurements

The following table sets forth, by level within the fair value hierarchy, the accounting of the Company’s financial assets and liabilities at fair value on a recurring and nonrecurring basis according to the valuation techniques the Company uses to determine their fair value (in thousands):

	As of September 30, 2021
	Level 1	Level 2	Level 3
Recurring fair value measurments
Assets:
Money market funds	$10,372	$—	$—

Total	$10,372	$—	$—

Liabilities:
Convertible notes	$—	$—	$31,117
Warrant liability	$—	$—	$1,425

Total	$—	$—	$32,542

As of September 30, 2021, and December 31, 2020, the carrying value of all other financial assets and liabilities approximated their respective fair values.

As of September 30, 2021, the Company measured its warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the unaudited condensed consolidated statements of operations.

The fair value of the Company was determined utilizing both income and market approaches which were weighted equally in the valuation. The fair value of the Company was then allocated to the warrants utilizing an option pricing methodology (“OPM”), estimating the probability weighted value across multiple scenarios. Guideline public company multiples were used to value the Company under certain scenarios. The discounted cash flow method was used to value the Company under the other scenarios. Share value for each class of security was based upon the probability-weighted present value of expected future investment returns, considering each of these possible future outcomes, as well as the rights of each share class.

The significant unobservable inputs into the valuation model used to estimate the fair value of the redeemable convertible common stock warrants include:

•	the timing of potential events (including, but not limited to, an initial public offering or SPAC transaction) and their probability of occurring,

•	the selection of guideline public company multiples,

•	a discount for the lack of marketability of the common stock,

•	the projected future cash flows, and

•	the discount rate used to calculate the present value of the estimated equity value allocated to each share class.

The Company calculated the estimated fair value of the Convertible Notes on the date of issuance and at each subsequent reporting date. The Company used the following assumptions as of September 30, 2021:

Nine months ended September 30,	2021
Implied Yield	25.2% - 29.6%
Time from Valuation to Maturity (Years)	1.36
Time from Valuation to SPAC Merger (Years)	0.13
Time from Valuation to Qualified Financing (Years)	0.83

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

The Company calculated the estimated fair value of the warrants on the date of issuance and at each subsequent reporting date using the following assumptions:

Nine months ended September 30,	2021
Risk Free Rate	1.00% - 1.12%
Warrant Term (Years)	5.00
Dividend Yield	0.00%
Class Volatility	50.00%
Time to Issuance (Years)	0.13 - 0.83

The following table presents changes in the Level 3 fair value measurement for the Convertible Notes and warrant liability on a recurring basis (in thousands):

	For the nine months ended September 30, 2021
	Convertible Notes	Warrant Liability
Balance as of December 31, 2020	$—	$—
Additions	26,050	1,415
Fair value measurement adjustments	5,067	10

Balance as of September 30, 2021	$31,117	$1,425

As of September 30, 2021, the Company had no transfers between levels of the fair value hierarchy of its liabilities measured at fair value.

9. Stockholders’ Equity (Deficit)

Common Stock

The rights of the holders of the voting common stock and nonvoting common stock are as follows:

•	Voting Common Stock—Each holder of common stock is entitled to one vote for each share of common stock held.

•

Nonvoting Common Stock—Each holder of nonvoting common stock is entitled to zero votes for each share of nonvoting common stock held. Holders of nonvoting common stock shall not be entitled to information rights, or rights to dividends or other distributions, until immediately prior to a liquidation event. See Note 10 - Stock-Based Compensation below for further discussion on nonvoting common stock.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Transactions Related to Common Stock

In December 2019, the Company entered into a settlement agreement to repurchase all of the remaining unvested restricted shares from a former shareholder subject to the stock restriction agreement (See Note 10 – Stock Based Compensation) for a total of $149 thousand with amounts being held in escrow. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from the former shareholder, including the vested and unvested restricted shares and the remaining unrestricted shares not subject to vesting conditions. As part of the settlement agreement for the repurchase of all the restricted and unrestricted shares, the Company paid the former shareholder a total of $80 thousand in cash and entered into a $80 thousand term note. See Note 7—Debt above for further details.

10. Stock-based Compensation

In 2020, the Company adopted an Equity Incentive Plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock awards to employees and service providers. According to the Plan, incentive stock options may only be granted to eligible employees. Non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and change in control restricted stock may be granted to service providers. A total of 2,250,000 shares of nonvoting common stock may be issued. In March 2021, the Plan was amended to adjust the total number of shares of nonvoting common stock issuable to 2,219,724. In June 2021, the Plan was further amended to adjust the total number of shares of nonvoting common stock issuable to 2,270,697. In September 2021, the Plan was further amended to adjust the total number of shares of nonvoting common stock issuable to 2,088,653. No additional shares remain available for grant under the Plan.

Change in Control Restricted Stock

In 2020, the Company granted 1,799,811 Change in Control Restricted Stock (“CIC Restricted Stock”) to certain employees and directors that vest upon either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The grant date fair value was based upon a Common Stock value of approximately $6.31. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.

During the first quarter of 2021, the Company granted an additional 419,913 shares of CIC Restricted Stock to certain employees and directors that vest upon a either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The average grant date fair value was based upon a Common Stock value of approximately $13.26. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.

During the second quarter of 2021, the Company granted an additional 50,973 shares of CIC Restricted Stock Units to a board member that vest upon a either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The average grant date fair value was based upon a Common Stock value of approximately $29.40. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.

During the third quarter of 2021, 182,044 CIC Restricted Stock shares were forfeited. As of September 2021, the conditions for vesting for all 2,088,653 CIC Restricted Stock shares have not been met. As such, the Company has not recognized stock compensation expense related to the CIC Restricted Stock. As of September 30, 2021, unrecognized compensation expense related to non-vested CIC Restricted Shares was $17,484 thousand.

Stock Restriction Agreements

On June 27, 2019, the Company entered into stock restriction agreements with two stockholders of the Company, whereby certain vesting restrictions were imposed on the stockholders’ shares as a condition to a third-party investor’s requirement to invest in the Company at a cash purchase price of approximately $19.67 per share. Under the stock restriction agreements, the Company has the exclusive option to repurchase all or any portion of the restricted shares held by the stockholders which have not vested upon termination of their services. The restricted shares are released from the Company’s option to repurchase in twelve quarterly installments. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from one of the stockholders, as discussed in Note 9—Stockholders’ Equity (Deficit). The grant date fair value of the restricted shares was deemed to be the price per share as determined in the contemporaneous issuance of common stock.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Compensation expense recorded for the nine months ended September 30, 2021 was $4,942 thousand. Compensation expense recorded for the nine months ended September 30, 2020 was $2,470 thousand. In March 2021, the Company terminated the stock restriction agreement with the remaining stockholders and recognized all remaining unvested compensation expense during the first quarter of 2021.

11. Revenue

Nature of Revenues

Substantially all of the Company’s revenue from contracts with customers consists of the sale of sustainably grown fresh greens and herbs in the United States and is recognized at a point in time in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods. Customers issue purchase orders in advance and the produce is either picked up at the Company’s CEA facility or delivered to grocery stores by the Company. Each purchase order that is fulfilled by the Company represents a distinct performance obligation.

All sales are recorded within revenue in the accompanying condensed consolidated statements of operations. The Company recognized $324 thousand in revenue for the nine months ended September 30, 2021. The Company recognized $39 thousand in revenue for the nine months ended September 30, 2020. The Company did not have contract assets or contract liabilities as of September 30, 2021 and December 31, 2020.

Significant Judgments

Generally, the Company’s contracts with customers comprise a customer purchase order and are governed by industry fair trade practices. In certain instances, it may be further supplemented by separate pricing agreements. All products are sold on a standalone basis; therefore, when more than one product is included in a purchase order, the Company has observable evidence of stand-alone selling price. Contracts do not contain a significant financing component as payment terms on invoiced amounts are typically between 10 to 20 days. Product returns were not significant for the nine months ended September 30, 2021 and 2020, respectively.

12. Income Taxes

The Company’s effective income tax rate was 0% for the nine months ended September 30, 2021 and 2020. The variance from the U.S. federal statutory rate of 21% for the nine months ended September 30, 2021 and 2020 was primarily attributable to a change in the Company’s valuation allowance. The Company’s income tax provision is impacted by a valuation allowance on the Company’s net deferred tax assets, net of reversing taxable temporary differences and considering future annual limitations on net operating loss carryforward utilization enacted by U.S. tax reform legislation. The Company maintains a valuation allowance on its net deferred tax assets for all periods presented as the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets.

Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all the recorded deferred tax assets will not be realized in future periods. In addition, there was no income tax expense recognized for the nine months ended September 30, 2021 and 2020.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

13. Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period. In computing earnings per share, the Company’s nonvoting stock, warrants and Convertible Notes are not considered participating securities. Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. Diluted net loss per common share adjusts basic net loss per share attributable to ordinary shareholders to give effect to all potential ordinary shares that were dilutive and outstanding during the period. For the nine months ended September 30, 2021 and 2020, no instrument was determined to have a dilutive effect.

The following table sets forth the computation of the Company’s net loss per share attributable to stockholders (amounts in thousands, except share and per share amounts):

	For the nine months ended September 30,
	2021	2020
Net loss	$(27,822)	$(5,028)
Weighted average common stock outstanding, basic and diluted	9,886,283	10,033,298

Net loss per common share, basic and diluted	$(2.81)	$(0.50)

The following table discloses the weighted-average shares outstanding of securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share as the impact would be anti-dilutive:

	For the nine months ended September 30,
	2021	2020
CIC Restricted Stock	2,121,825	—
Convertible notes	445,701	—
Warrants	42,094	—

14. Related Party Transactions

BrightMark Partners LLC Management Services Agreement

In August 2018, the Company entered into a management services agreement with BrightMark Partners LLC (“BrightMark”), a related party, for certain management services including management, business, operational, strategic, and advisory services. Under the agreement, management services will be provided for an initial term of three years that automatically renews for an additional one-year term. As consideration for the management services, the Company pays $40 thousand, including costs and expenses incurred by BrightMark on behalf of Local Bounti, as reasonably determined by both parties on a monthly basis. In March 2021, the Company and BrightMark terminated the management services agreement.

The Company incurred management fees $120 thousand and $489 thousand for the nine months ended September 30, 2021 and 2020, respectively.

LOCAL BOUNTI CORPORATION

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

Accrued liabilities—related party represent amounts owed to BrightMark related to the management services agreement and were $0 and $833 thousand as of September 30, 2021 and December 31, 2020, respectively.

Grow Bitterroot Sale Lease Back Transaction & Property Maintenance and Management Services Agreement

In June 2020, the Company completed the construction of and sold the Montana Facility to Grow Bitterroot, LLC (“Grow Bitterroot”), a related party, for a total consideration of $6,885 thousand. Concurrently, the Company and Grow Bitterroot entered into an agreement, whereby the Company will lease land and greenhouse buildings at the Montana Facility from Grow Bitterroot. The transaction did not qualify for sale leaseback accounting due to the finance leaseback classification prohibiting sale accounting. As such, the transaction is accounted for as a financing transaction (a failed sale). In addition, the Company and Grow Bitterroot entered into a property maintenance and management services agreement under which the Company will provide all property maintenance and management services including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years with one year autorenewals unless terminated by either party with 30 days’ notice.

15. Subsequent Events

SPAC Transaction

On June 17, 2021, the Company entered into a business combination agreement to merge with Leo and certain other affiliated entities through a series of transactions (the “Business Combination”). The Business Combination is subject to approval by the stockholders of Leo and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in accordance with GAAP. In connection with the Business Combination, a subscription agreement was entered into between Leo and various investors for proceeds of $125,000 thousand (the “PIPE Investment”). The PIPE Investment is conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Leo’s trust account following the closing of the Business Combination, will be retained by the post-combination business.

On November 4, 2021, Leo entered into subscription agreements with certain additional investors (the “PIPE Investors”) on substantially similar terms as the initial subscription agreements, pursuant to which the additional PIPE Investors agreed to purchase, and Leo agreed to issue and sell to the additional PIPE Investors, an aggregate of 2,500,000 shares of New Local Bounti Common Stock. The purchase price for the additional shares will be $10.00 per share, for a maximum aggregate purchase price of $25,000 thousand (the “Additional PIPE Investment”). The Additional PIPE Investment will close concurrently with the initial PIPE Investment. The PIPE Investment combined with the Additional PIPE Investment will total an aggregate of 15,000,000 shares of New Local Bounti Common Stock for a purchase price of $150,000 thousand, of which $750 thousand were advanced to the Company prior to close on November 18, 2021.

At the close of the transaction on November 19, 2021, approximately $100,000 thousand was transferred to Local Bounti to fund operations.

Hamilton, MT Land Purchase

In October 2021, the Company purchased a 20-acre parcel of land adjacent to the existing Montana Facility for $450 thousand. The Company intends to use this parcel to provide office space to support employees working in Hamilton.

Restricted Stock Unit Grant

In November 2021, the Company granted certain employees an additional 452,848 time-vested restricted stock units. These restricted share units will vest over a four-year period.